Exhibit 10.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated                  , is made by and between:

Party A (Company): with its registered address at Suite E7-03, 8 Longyuan Road, Shilong

Address:

Telephone:

Fax:

Party B (employee):

ID No.

Telephone:

Fax:

(Party A and Party B individually, a “Party”; collectively, the “Parties”)

WHEREAS:

Party A desires to employ Part B, and Party B desires to be employed by Party A, pursuant to the terms of this Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.             TERM OF THIS AGREEMENT

1.1           This Agreement has a term of                  years, commencing on                  , and ending on                  .  The probation period in respect of the employment contemplated under this Agreement is set forth under                  below.

(a)           There is no probation period in respect of the employment contemplated under this Agreement; or

(b)           There is a probation period of two months, commencing on                  and ending on                  .

2.             RESPONSIBILITY AND LOCATION

2.1           Pursuant to the terms and subject to the conditions of this Agreement, Party A agrees to employ Party B as                  .

2.2           The term of the office provided under Section 2.1 is                  years, commencing on                  , and ending on                  . Upon expiration of this term and subject to negotiations of the Parties, Party B may be assigned with new positions and responsibilities based on the review results in respect of Party B’s annual performance and its performance of other responsibilities, provided that Party A shall notify Party B one month in advance. The Parties may also negotiate separately in respect of any adjustment of Party B’s compensation according to the new positions and responsibilities assigned to Party B.

2.3           The location of Party B’s employment is                  .

3.             WORKING HOURS

Considering the responsibilities assigned to Party B under this Agreement, Party A will employ Party B under a              working hour system.

4.             OCCUPATIONAL PROTECTION AND CONDITIONS

Party A will provide the facilities and conditions necessary for Party B to perform its responsibilities pursuant to the laws, regulations and Party A’s management rules.

5.             COMPENSATION

5.1           Party A will implement a compensation performance management system combining fixed salary and performance-based incentives upon Party B.  If a probation period is provided under this Agreement, the monthly salary of Party B during the probation period will be                  of the fixed salary (all of the salaries provided under this Section 5.1 are pre-tax salaries).

5.2           The salaries of Party B will be payable on monthly basis to Party B directly or through a bank account by the end of each month or no later than the 20th day of next month.

5.3           Party B shall pay individual income tax for the salary payable to it, which tax will be withheld by Party A pursuant to applicable PRC tax laws.

6.             INSURANCE AND BENEFITS

6.1           Party A will make contributions to employment insurance and other social security funds for Party B pursuant to applicable PRC laws.

6.2           Party B is entitled to public holidays and other paid vacations provided by PRC laws.

7.             WORK DISCIPLINE

7.1           Party B agrees to comply with all rules and regulations currently existing and may be prepared and amended from time to time by Party A according to PRC laws.  These rules and regulations form an integral part of this Agreement and have same legal effect with this Agreement.

Party A has prepared for purpose of business operations various rules and systems including non-disclosure agreement, reward and punishment system, attendance and absence management system, financial management system, and purchase and contract management system.  If Party B is found in breach of any of such rules, regulations and systems of Party A, Party A is entitled to deal with such breach according to its rules, regulations and systems, including terminating this Agreement.

7.2           Party B may not use the position and powers conferred by Party A for personal gains or bribery or, without consent of Party A, provide the business of Party A to any third party to which Party B has personal or financial connection.

8.             MODIFICATION AND TERMINATION OF THE CONTRACT

8.1           If any material change to the situation on which this Agreement was based occurs which causes this Agreement unenforceable, this Agreement may be amended by the Parties by agreement in writing.

8.2           Party A may terminate the service of Party B without prior notice if Party B:

(a)           fails to meet employment qualifications during the probation period;

(b)           is in material breach of Party A’s rules and regulations;

(c)           is found with materially negligent and corrupt action which has caused material damage to Party A;

(d)           has concurrently entered into employment with any other employer, which has material effect upon his performance with Party A, or fails to rectify such situation upon request from Party A;

(e)           forces Party A to enter into or amend employment terms against its will by fraud, duress or other bad-faith actions; or

(f)            is held liable for criminal charges.

8.3           Party A may terminate the service of Party B with notice of thirty (30) days in advance or, in lieu of such notice, by payment of no less than one-month salary (provided that salary ) if:

(a)           Party B is in illness or is injured other than at work, and fails to perform its original work or any other work assigned by Party A after the lapse of regulated medical treatment period;

(b)           Party B is unable to perform his work and fails to do so after training or re-assignment; or

(c)           any material change to the situation on which this Agreement was based occurs which causes this Agreement unenforceable, and the Parties fail to amend this Agreement by consensus.

8.4           Party A may terminate this Agreement with Party B according to relevant conditions and procedures if:

(a)           Party A is reorganized according to enterprise bankruptcy law;

(b)           Party A encounters material difficulty in business operations;

(c)           Party A experiences restructuring, material technological renovation or business adjustment, for which redundancy is required even after amendment of employment agreements; or

(d)           any material change to the situation on which this Agreement is based occurs which makes this Agreement unenforceable.

8.5           Party B may terminate this Agreement if:

(a)           Party B terminate this Agreement three days in advance during probation period;

(b)           Party A fails to make due salary payment to Party B and fails to correct such failure within forty (40) days;

(c)           Party A fails to provide occupational protection and conditions as provided under this Agreement;

(d)           Party A forces Party B to enter into or amend employment terms against its will by fraud, duress or other bad-faith actions;

(e)           Any of Party A’s rules and regulations is in breach of mandatory provisions of laws and regulations, which is detrimental to the interest of Party B; or

(f)            Party A forces Party B to work by violent means, duress or other measures restricting personal freedom, or Party A orders Party B to work which may pose risk to Party B’s personal safety.

8.6           Subject to good-faith negotiations and agreements, Party B shall notify his resignation to Party A in writing no less than thirty days in advance, and under such circumstance Party A will not be liable for any indemnity to Party B.

8.7           Termination, expiration and renewal of this Agreement by the Parties shall be in accordance with the Labor Law of the People’s Republic of China and other relevant provisions.

8.8           Upon termination or expiration of this Agreement, Party A will issue a certificate to such effect to Party B.  Party B will hand over his work according to agreements between the Parties.  If Party A is liable for any monetary indemnity to Party B under laws, regulations or provisions under this Agreement, such indemnity shall be payable in conjunction with work hand-over.

9.             NON-DISCLOSURE AND NON-COMPETITION

9.1           Existence and contents of this Agreement, compensation of Party B, any management, technological, marketing or financial information of Party A, and any information relating to Party A’s affiliates or Party A’s products, procedures, technologies, financials, business and services, and any personal information of Party A’s employees,  are confidential information.

9.2           Party B agrees to keep confidential information in strict confidence and, without prior written consent of Party A, will not disclose, directly or indirectly, any confidential information to any person within or outside Party A, or use confidential information to compete with Party A.

9.3           In respect of his non-disclosure and non-competition obligations, Party B covenants as follows:

(a)           During the term of this employment and                  years thereafter, Party B will not, directly or indirectly, engage in any real estate agency or real estate information consulting (including planning consulting) services for any third party, including any of Party A’s competitors and any of potential affiliates of Party A, except other services currently provided by Party A’s affiliates (“Other Services”), such as software, real estate development, property operation and management, and investment.

(b)           During the term of this employment and                  years thereafter, Party B will not, directly or indirectly, use or disclose any confidential information relating to Party A or any of its affiliates for or to any individuals, corporations, partnerships or enterprises.

(c)           During the term of this employment and                  years thereafter, Party B will not, directly or indirectly, in personal or other capacity, engage in any competing services for the benefit of Party B, any other persons or entities, or work with any individual or entity competing with Party A by way of formation, share participation, mergers and acquisition, operation, participation, assistance, provision of recommendations and services.

(d)           During the term of this employment and                  years thereafter, Party B will not take any action which may cause the loss of business opportunity by Party A.

(e)           During the term of this employment and                  years thereafter, Party B will not, directly or indirectly, persuade, solicit, encourage or otherwise cause any management personnel of Party A or any of its affiliates to terminate its employment with Party A or any of its affiliates, and will not solicit or employ any director, officer, connected party or agent of Party A to provide services to any third party.

(f)            If Party B fails to comply with foregoing covenants, it will be held liable for liquidated damages payable to Party A at an amount equal to two times of the total monetary income received by Party B during the twelve months preceding his termination in the form of salary, bonus, allowance and subsidy for breach of this Agreement.

9.4           Indemnity for non-solicitation: Party A will pay a non-solicitation indemnity to Party B for a period equal to the non-disclosure period commencing from the date of termination by Party B.  The non-solicitation indemnity shall be calculated based on an amount equal to monetary income received by Party B during the twelve months preceding his termination in the form of salary, bonus, allowance and subsidy.  Such indemnity shall be payable on                  basis by Party A to the bank account designated by Party B.  If Party B refuses to receive such indemnity, Party A may arrangement payment of such indemnity to any related party.

If Party A fails to perform its payment obligation under the first paragraph of this Section 9.4 for                  months, the non-solicitation provisions under this Agreement will has no further effect.

9.5           Notwithstanding the Provisions under Section 9.4, Party A will not be liable for non-solicitation indemnity to Party B and Party B may be required by Party A to comply with non-disclosure and non-competition restrictions provided under this Agreement if Party A terminates employment with Party B because (i) Party B is ordered for rehabilitation or held for criminal liability for breach of national laws, administrative regulations, as a result of which; or (ii) Party B is found in material negligence, disclosure of confidential information, or corruption which has materially breached disciplines, rules and regulations of Party A and has had material damage upon the interests of Party A.

9.6           If Party B terminate his service during the term of this Agreement (i) as a result of Party A’s any action, or (ii) because Party B fails to perform this Agreement, Party A will perform non-

solicitation indemnity obligations under Sections 9.4 and 9.5 if Party B is required to comply the covenants provided under Section 9.3.

If Party A fails to perform its payment obligation under the first paragraph of this Section 9.4 for                  months, the non-solicitation provisions under this Agreement will has no further effect.

9.7           Party A will not be liable for non-solicitation indemnity to Party B if Party B is employed by Party A for less than                  months, under which circumstance Party A may also require Party B to comply with non-disclosure and non-competition restrictions provided under this Agreement for a period of                  months.

10.          INTELLECTUAL PROPERTY

10.1         Any invention or creation (“Invention”) made by Party B in connection with employment under this Agreement, or made based principally on the materials or technical conditions of Party A, or made within one year after termination of this Agreement in connection with its employment under this Agreement, shall be owned by Party A.  Party B will keep Party A promptly notified of such Invention and take any and all actions (including signing documents) necessary for Party A to have ownership of such Inventions.

10.2         Party B has the right of authorship to any product made by it in connection with its employment under this Agreement, and any other rights attached to such product are owned by Party A.

11.          INDEMNIFICATION

11.1         Party A has the right to claim from Party B any loss incurred by Party A resulting from Party B’s breach of any of its obligations under Section 9.3.

11.2        If this Agreement terminates due to any circumstance provided under Section 8.2, Party A will have no liability to indemnify Party B.  If Party B causes any damage upon Party A (including any loss to Party A’s assets, profit, reputation and goodwill), Party A is entitled to claim indemnification for such loss from Party B.

11.3         If this Agreement terminates pursuant to provisions under Sections 8.3, 8.5 (except 8.5(a)) and other legal regulations, Party A will make indemnity payment in lump sum to Party B at an amount calculated based on the length of its employment with Party A: for each full year of such employment, an indemnity in the amount of one-month salary shall be payable to Party B; any period more than six months but less than one year will be deemed a full year; for a period less than six months, an indemnity in the amount of half-month salary shall be payable to Party B.  For purpose of this Section 11.3, the monthly salary means the average of the total monetary income received by Party B during the twelve months preceding its termination in the form of salary, bonus, allowance and subsidy. If the average of such monthly salary is more than three times of the local employees’ average monthly salary in the preceding year published by the municipal government of the jurisdiction where this Agreement is enforced, the economic indemnity payable to Party B will be an amount equal to three times of such local employees’ average monthly salary, and such indemnity will be paid no more than twelve years.

12.          RESOLUTION OF EMPLOYMENT DISPUTE

12.1         Any dispute arising from interpretation and performance of this Agreement shall be firstly revolved through good-faith negotiations.  If such negotiations fail, any Party may submit such dispute for arbitration by the competent employment dispute arbitration committee within sixty (60) days upon occurrence of such dispute.  If any Party considers the arbitrary award unacceptable, it may pursue litigation with the court having due jurisdiction within fifteen (15) days upon its receipt of such arbitrary award.

13.          MISCELLANEOUS

13.1         Party B warrants that its signature and performance of this Agreement is no breach of any contracts, agreements or government regulations by which it is bound.

13.2         If any provision of this Agreement is found invalid, illegal or unenforceable by any applicable laws, it will not affect the validity, legality and enforceability of the remaining provisions of this Agreement.

13.3         This Agreement is in duplicate, with each Party having one copy.  This Agreement shall become effective with signatures of the Parties and affixture of Party A’s corporate seal.

13.4         Schedules I and II are annexed to this Agreement and have the same legal effect with this Agreement.

Schedule I                  Non-disclosure and Non-competition Undertaking

IN WITNESSETH WHEREOF, the Parties have caused this Agreement executed on the date first written above.

For and on behalf of

Party A:

By:

Date:

For and on behalf of

Party B:

By:

Date:

Schedule I

NON-DISCLSOURE AND NON-COMPETITION UNDERTAKING

To:          Beijing Syswin Xing Ye Real Estate Brokerage Company Limited

The undersigned, in consideration of its access to any business and technical information of confidential nature in connection with its employment by Beijing Syswin Xing Ye Real Estate Brokerage Company Limited (the “Company”), hereby undertakes as follows in connection with its non-disclosure and non-competition obligations:

(1)           During the term of my employment with the Company and                  years thereafter, I will not, directly or indirectly, engage in any real estate agency or real estate information consulting (including planning consulting) services for any third party, including any of the Company’s competitors and any of potential affiliates of the Company, except other services currently provided by the Company’s affiliates (“Other Services”), such as software, real estate development, property operation and management, and investment.

(2)           During the term of my employment with the Company and                  years thereafter, I will not, directly or indirectly, use or disclose any confidential or proprietary information relating to the Company or any of its affiliates (technical, financial, marketing or otherwise, “Confidential Information”) for or to any individuals, corporations, partnerships or enterprises.

(3)           During the term of my employment with the Company and                  years thereafter, I will not, directly or indirectly, in personal or other capacity, engage in any competing services for the benefit of myself, any other persons or entities, or work with any individual or entity competing with the Company by way of formation, share participation, mergers and acquisition, operation, participation, assistance, provision of recommendations and services, and will not have any connection with any competing entity.

(4)           During the term of my employment with the Company and                  years thereafter, I will not take any action which may cause the loss of business opportunity by the Company.

(5)           During the term of my employment with the Company and                  years thereafter, I will not, directly or indirectly, persuade, solicit, encourage or otherwise cause any management personnel of the Company or any of its affiliates to terminate its employment with the Company or any of its affiliates, and will not solicit or employ any director, officer, connected party or agent of the Company to provide services to any third party.

(6)           If I fail to comply with foregoing covenants, I will be held liable for liquidated damages to the Company at an amount equal to two times of the total monetary income received by myself during the twelve months preceding my termination in the form of salary, bonus, allowance and subsidy for breach of this Agreement.

By:

Date: